Exhibit 10.04
[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.
CC Draft: 9/21/23
LESSEE CONSENT
September 29, 2023
From:    (i)     Sunrise Asset Management, LLC (the "Lessor")
    (ii)     Bank of Utah, not in its individual capacity but solely as security trustee (the "Security Trustee")
To:    Allegiant Air, LLC (the "Lessee")
Re:    Seven (7) Airbus A320 aircraft bearing manufacturer's serial numbers 7704, 7781, 7766, 7743, 7664, 7838 and 7868
Ladies and Gentlemen:
We refer to (i) the Credit Agreement and Mortgage described in Section 1.1 below and the "Basic Documents" as defined thereunder, (ii) each Aircraft Specific Lease Agreement described on the attached Schedule 1 (each as hereafter supplemented, amended and assigned, a "Lease" and collectively, the "Leases") between the Lessor and the Lessee relating to the Aircraft described in Schedule 1 (the "Aircraft"), each of which incorporates the terms of the Aircraft Lease Common Terms Agreement described on the attached Schedule 1, and all other agreements entered into in connection with, or relating to, the Leases (collectively, the "Assigned Lease Documents") and (iii) the Lessee Guarantee Agreement dated as of September 27, 2023, between the Lessee and the Security Trustee (the "Lessee Guarantee Agreement") pursuant to which the Lessee has guaranteed all of Lessor's obligations under the Basic Documents. Each capitalized term used but not defined in this Lessee Consent shall have the meaning ascribed to such term in the Leases.
For good and valuable consideration, the receipt of which is hereby acknowledged, you agree with us as follows:
Section 1.General.
1.1The Lessor hereby notifies the Lessee that the Lessor and the Security Trustee on behalf of the Secured Parties (as defined in the Mortgage), in accordance with the Credit Agreement, dated as of September 27, 2023 (as amended, supplemented and modified from time to time, the "Credit Agreement"), among Sunrise Asset Management, LLC, as borrower, the lenders party thereto from time to time (the "Lenders"), BNP Paribas as administrative agent, and the Security Trustee, are entering into a Mortgage and Security Agreement dated as of September 27, 2023 (as amended, supplemented and modified from time to time, the "Mortgage"). The Lessor hereby notifies the Lessee that pursuant to the Mortgage, the Lessor has, among other things, (i) assigned and encumbered to the Security Trustee, as security for the obligations described in the Mortgage, inter alia, all of its right, title and interest in and to (a) the Assigned Lease Documents and all other agreements (including any side letters, guarantees or option agreements) entered into in connection with, or relating to, the Assigned Lease Documents (collectively, the "Security Assignment Documents") and (b) all insurance proceeds related thereto, if any (collectively, the "Related Pledged Assets") and (ii) mortgaged to the Security Trustee all of its right, title and interest in the Aircraft. Subject to the provisions

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of the Mortgage, if a Loan Event of Default shall have occurred and be continuing, the Security Trustee may, to the exclusion of the Lessor, exercise all rights, remedies, powers and privileges of the Lessor under the Assigned Lease Documents; however, the Lessee shall conclusively rely on notices and instructions received from the Lessor unless and until the Security Trustee provides a Relevant Notice (as defined below) to the Lessee. The Lessee hereby acknowledges and consents to the security interest in all of the Lessor's right, title and interest in and to the Assigned Lease Documents, the other Security Assignment Documents and the Related Pledged Assets and the Aircraft, which is created by the Mortgage. The Lessee agrees that neither the Security Trustee nor its successors or assigns shall be liable for any obligations or duties of the "Lessor" under the Assigned Lease Documents or any other document by its execution of this Lessee Consent or the Mortgage, nor shall the assignment of the Assigned Lease Documents, the other Security Assignment Documents or the Related Pledged Assets to the Security Trustee pursuant to the Mortgage give rise to any duties or obligations on the part of the Security Trustee or its respective successors or assigns owing to the Lessee, except as expressly contemplated in this Lessee Consent. Notwithstanding the assignment of its interest in each Lease to the Security Trustee pursuant to the Mortgage, each of the Lessor and the Lessee, as applicable, agrees that each of Lessor and Lessee shall at all times remain obligated to perform all its respective obligations under each Lease. [***]
1.2If the Security Trustee delivers a written notice (a "Relevant Notice") to the Lessee that it has exercised its remedies with respect to an existing and continuing Loan Event of Default under the Mortgage, then the Lessee shall thereafter perform, observe and comply with all of the terms of the Leases and the other Assigned Lease Documents for the benefit of the Security Trustee as if the Security Trustee were named in place of the Lessor in the Assigned Lease Documents, and the Lessee is entitled to rely on the Relevant Notice (whether or not such Relevant Notice is validly given) and required thenceforth to disregard any instructions to the contrary that the Lessee might receive from the Lessor. After the Security Trustee delivers any Relevant Notice, the Lessee shall not recognize the exercise by the Lessor of any of the rights and powers of the Lessor under the Assigned Lease Documents unless and until requested to do so in writing by the Security Trustee. The Lessee shall have no liability to the Lessor for complying with any instruction or direction received from the Security Trustee after receipt of a Relevant Notice. Subject to no Loan Event of Default having occurred and being continuing, the Lessee shall make all payments of Rent to the Lessor.
1.3Subject to Section 3 below and the provisions of the Leases granting rights directly to the Finance Parties, unless and until the Lessee receives a Relevant Notice from the Security Trustee, the Lessee shall deal exclusively with, and to rely upon notices and other communications that it receives from the Lessor as owner of the Aircraft and "lessor" under each Lease, including, but not limited to, any consent, approval, release or waiver given by the Lessor under any Lease and any agreement by the Lessor to amend or modify any of the terms of any Lease. The Security Trustee, as a third party beneficiary of each Lease, agrees for the benefit of Lessee that it shall without undue delay respond to any request by Lessee for a consent, approval, release or waiver requiring the consent of the Security Trustee under any Lease, including in circumstances where its consent or approval may not be unreasonably withheld or delayed.
Section 2.Lease; Representations. The Lessee represents and warrants for the benefit of the Security Trustee that, on the date hereof:

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1.1Except as reflected on Schedule 1, each Lease is unmodified and is in full force and effect.
1.2There are not, to the Lessee's knowledge, any uncured defaults on the part of the Lessor under any Lease and the Lessee has no claims against the Lessor by reason of the condition of the Aircraft as of the Delivery Date or arising subsequent thereto to the date hereof.
1.3The Lessee represents and warrants that the Lessee has the power to execute, deliver and perform its obligations under this Lessee Consent, and all necessary corporate, shareholder and other action has been taken to authorize the execution, delivery and performance of this Lessee Consent. This Lessee Consent is the legal, valid and binding agreement of the Lessee, enforceable against the Lessee in accordance with its terms, except to the extent that such enforcement may be limited by moratorium, insolvency, bankruptcy, reorganization and other similar laws of general application affecting the rights of creditors or by general principles of equity.
1.4All of the representations and warranties of the Lessee set forth in Section 7 of the CTA as it forms part of each Lease are true and correct as of the date hereof.
Section 3.Lessee's Covenants.
1.1The Lessee will copy the Security Trustee on every written notice sent to the Lessor under any Lease, including without limitation any notification or information provided pursuant to Section 8.2 or 9.3 of the CTA as it forms part of each Lease.
1.2The Lessee will not comply with any notice of termination issued by the Lessor under Section 17.4 of the CTA as it forms part of any Lease unless Lessor shall have obtained the prior written consent of the Security Trustee (which the parties acknowledge is required under the terms of the Credit Agreement).
1.3The Lessee shall not (i) enter into any amendments or supplements to any Lease, (ii) permit the subleasing of the Aircraft, or (iii) request any waiver, consent or modification, in each case without the prior written consent of the Security Trustee, whose consent shall not be unreasonably withheld or delayed, and Lessee shall not deregister or reregister the Aircraft, in each case without the prior written consent of the Security Trustee.
Section 4.Security Trustee Covenants.
1.1The Security Trustee hereby agrees for the benefit of the Borrower, the Lessee and any lessor, conditional vendor, or secured party of an engine owned by the Borrower or used or operated by any Lessee during the applicable Term of each Lease and which may be installed on the Airframe, that the Security Trustee will not acquire or claim, as against the Borrower, such lessor, conditional vendor, or secured party, any right, title or interest in any such engine or engines owned by the Borrower or the lessor under a lease, vendor under a conditional sale, or subject to a security interest in favor of the secured party under a conditional sale or other security agreement as the result of such engine or engines being installed on the Airframe at any time while such engine or engines are owned by the Borrower or such lessor or are subject to such lease or conditional sale or other security agreement or security interest in favor of such secured party; provided, however, that such agreement of the Security Trustee shall not be for

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the benefit of any lessor, conditional vendor, or secured party of any airframe leased to the Borrower or Lessee, or purchased by the Borrower subject to a conditional sale or other security agreement or for the benefit of any mortgagee of or any other holder of a security interest in an airframe owned by the Borrower, or leased to Lessee, unless such lessor, conditional vendor, other secured party or mortgagee has agreed (which agreement may be contained in such lease, conditional sale or other security agreement or mortgage and may consist of a paragraph similar to this paragraph) that neither it nor its successors or assigns will acquire, any right, title or interest in an Engine as a result of such Engine being installed on such airframe.
1.2In addition, the Security Trustee hereby agrees for the benefit of any lessor or secured party of a spare engine (which is not associated with any Airframe) used or operated by Lessee during the Term and which may be installed on an Airframe, subject to the satisfaction of the requirements of Section 8.11(d) of the CTA as it forms part of each Lease in respect of the removed Engines, that the Security Trustee will not acquire or claim, as against such lessor or secured party, any right, title or interest in any such engine or engines owned by the lessor under a lease or subject to a security interest in favor of the secured party under a conditional sale or other security agreement as the result of such engine or engines being installed on such Airframe at any time while such engine or engines are owned by such lessor or are subject to such lease or conditional sale or other security agreement or security interest in favor of such secured party.
Section 5.The Lease; Agreements. The Lessee agrees with the Security Trustee:
1.1In respect of each Lease, until such time as the Security Trustee has notified the Lessee in writing that the Security Trustee no longer has any interest in, to or under such Lease, to pay (i) Agreed Value and (ii) from and after the date of receipt of a Relevant Notice, Rent and any other amount payable to the Lessor under any of the Assigned Lease Documents directly to [***], Bank of Utah Corporate Trust, maintained at Bank of Utah (the "Collection Account").
1.2(i) To name the Security Trustee as the sole loss payee in respect of the hull insurances maintained for the Aircraft under the Assigned Lease Documents; provided that, so long as no Specified Default or Event of Default as defined in the Assigned Lease Documents and no Material Default (as defined in the Credit Agreement) or Loan Event of Default, in each case, exists and is continuing, (A) in the event of a payment of insurance proceeds of not more than the Loss Notification Threshold defined in the relevant Assigned Lease Documents, the Lessee may be paid such proceeds directly and in accordance with the terms of Schedule 6 to the CTA as it forms part of each Lease and (B) if insurance proceeds are in excess of the Loss Notification Threshold defined in the relevant Assigned Lease Documents, all such proceeds shall be paid in accordance with Schedule 6 to the CTA as it forms part of each Lease; provided, further however, if the Security Trustee is entitled to hold any insurance proceeds otherwise payable to Lessee (or a repairer) under any Lease due to the occurrence and continuance of a Specified Default or Event of Default under the relevant Assigned Lease Documents or due to the occurrence and continuance of a Material Default (as defined in the Credit Agreement) or a Loan Event of Default under the Mortgage, as applicable, then the Security Trustee shall hold such payment or collateral to secure, as applicable, Lessee's obligations under such Lease and/or Lessor's obligation under the Mortgage and such amounts (1) if all existing and continuing Specified Defaults and Events of Default under the Leases and a Material Default (as defined in the Credit Agreement) or a Loan Event of Default under the Mortgage, as applicable, are cured, the Security Trustee then shall make the relevant insurance proceeds payment to Lessee and

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(2) if not cured, the Security Trustee can apply such proceeds to the Lessee's obligations, (ii) to reflect the name of the Lessor, the Security Trustee and the Lenders as additional insureds under the liability insurances maintained under the Leases, (iii) to name each of the Mortgage, the Credit Agreement referred to in Section 1.1 and related agreements, as additional contracts to which the parties thereto shall be included as additional insureds until such contracts are terminated and (iv) to furnish to each of the Security Trustee and the Lessor with certificates of insurance reflecting such revisions. Subject to Section 9.6 of the CTA as it forms part of each Lease, the Lessee agrees not to remove the Security Trustee or any Lender as a contract party, additional insured or loss payee under the insurance and reinsurance required to be maintained under Section 9 of the CTA as it forms part of each Lease without the written consent of the Security Trustee.
1.3This Lessee Consent is a "Basic Document" under, and as defined, in the Credit Agreement.
1.4The Security Trustee and each Lender shall be "Financing Parties", "Indemnitees" and "Tax Indemnitees" under (and as defined in) each Lease and shall be entitled to all of the benefits accorded a "Financing Party" and/or an "Indemnitee" and/or a "Tax Indemnitees" under each Lease subject to the limitations contained therein.
1.5That each Lease shall be subject and subordinate to the Mortgage in all respects.
Section 6.Special Cross Default.
Lessee acknowledges and agrees that if an Event of Default occurs under paragraph (f) of Schedule 7 to the CTA as it forms part of any Lease and:
(a)Lessee (i) has cured all defaults under such Lease and (ii) undertaken to perform the obligations owed under such Lease going forward, as contemplated by Section 1110 of the Bankruptcy Code; but
(b)the Obligations (as defined in the Credit Agreement) are not satisfied in full (as a result of (a) the Lessor's or Allegiant Travel Company's failure or inability to perform (irrespective of the reason) or (b) the Lessee failing to perform the obligations owed under the Lessee Guarantee Agreement (and therefore, inter alia, the cross default from the Lessee Guarantee into the Lease exists)), then the Security Trustee shall be entitled to terminate such Lease and repossess the Aircraft that had been leased under it, and Lessee shall be obliged to surrender such Aircraft in such circumstance.
Section 7.Administrative Matters.
1.1Notices to the Lessor shall be provided as follows:
Sunrise Asset Management, LLC
[***]

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1.2Notices to the Security Trustee shall be provided as follows:
Bank of Utah, as Security Trustee
[***]
1.3The Lessee hereby agrees and undertakes promptly to affix the fireproof nameplates in accordance with Section 8.6(a)(i) of the CTA as it forms part of each Lease bearing the following inscription:
"THIS AIRCRAFT IS OWNED AND LEASED BY SUNRISE ASSET MANAGEMENT, LLC ("OWNER") TO ALLEGIANT AIR, LLC, AND IS SUBJECT TO A MORTGAGE IN FAVOR OF BANK OF UTAH, AS SECURITY TRUSTEE."
Section 8.Miscellaneous.
1.1This Lessee Consent and the authorizations and instructions contained in this Lessee Consent are irrevocable unless and until you receive written notice to the contrary from the Security Trustee. Without prejudice to the Lessee's rights contained in the Leases, which shall not be adversely affected or modified by the provisions of this Lessee Consent, the Security Trustee shall not be bound by, nor have any liability for the performance of, any of the Lessor's obligations under the Assigned Lease Documents unless expressly agreed to in writing by the Security Trustee.
1.2This Lessee Consent, and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with the law of New York.
1.3The Lessee and the Lessor hereto expressly acknowledge and agree that the Lenders shall be considered an intended third-party beneficiary of this Lessee Consent, and that the representations, warranties, covenants, agreements and undertakings made in this Lessee Consent shall be deemed to be made for the benefit of the Lenders, who shall be entitled to the same rights, remedies and benefits with respect thereto that they would have were they signatories to this Lessee Consent.

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Please acknowledge your acceptance of and agreement to the foregoing provisions of this Lessee Consent by signing all of the counterparts of this Lessee Consent, retaining one such counterpart for your records and returning the other counterparts to the Lessor.
Very truly yours,
SUNRISE ASSET MANAGEMENT, LLC
By: /s/: Robert Neal
Name: Robert Neal
Title: President
ACCEPTED AND AGREED, this 29 day
of September, 2023
ALLEGIANT AIR, LLC
By:    /s/: Robert Neal
Name: Robert Neal
Title: CFO

[Signature Page to Lessee Consent]

BANK OF UTAH, as Security Trustee
By:    /s/: Michael Arsenault
Name: Michael Arsenault
Title: Senior Vice President

[Signature Page to Lessee Consent]

Schedule 1
To Lessee Consent
DESCRIPTION OF LEASES
1.    Aircraft Specific Lease Agreement [[***]] dated as of September 29, 2023 between Lessor and Lessee;
2.    Aircraft Specific Lease Agreement [[***]] dated as of September 29, 2023 between Lessor and Lessee;
3.    Aircraft Specific Lease Agreement [[***]] dated as of September 29, 2023 between Lessor and Lessee;
4.    Aircraft Specific Lease Agreement [[***]] dated as of September 29, 2023 between Lessor and Lessee;
5.    Aircraft Specific Lease Agreement [[***]] dated as of September 29, 2023 between Lessor and Lessee;
6.    Aircraft Specific Lease Agreement [***]] dated as of September 29, 2023 between Lessor and Lessee; and
7.    Aircraft Specific Lease Agreement [[***]] dated as of September 29, 2023 between Lessor and Lessee, each incorporating the Aircraft Lease Common Terms Agreement, dated as of September 27, 2023 (the "CTA"), between the Lessor and the Lessee.

DESCRIPTION OF AIRCRAFT
1.    One (1) Airbus model A320-214 aircraft bearing manufacturer's serial number [***] bearing United States registration No. [***] and two (2) CFM International model CFM56-5B4/3 aircraft engines bearing manufacturer's serial numbers [***].
2.    One (1) Airbus model A320-214 aircraft bearing manufacturer's serial number [***] bearing United States registration No. [***] and two (2) CFM International model CFM56-5B4/3 aircraft engines bearing manufacturer's serial numbers [***].
3.    One (1) Airbus model A320-214 aircraft bearing manufacturer's serial number [***] bearing United States registration No. [***] and two (2) CFM International model CFM56-5B4/3 aircraft engines bearing manufacturer's serial numbers [***].
4.    One (1) Airbus model A320-214 aircraft bearing manufacturer's serial number [***] bearing United States registration No. [***] and two (2) CFM International model CFM56-5B4/3 aircraft engines bearing manufacturer's serial numbers [***].
5.    One (1) Airbus model A320-214 aircraft bearing manufacturer's serial number [***] bearing United States registration No. [***] and two (2) CFM International model CFM56-5B4/3 aircraft engines bearing manufacturer's serial numbers [***].
6.    One (1) Airbus model A320-214 aircraft bearing manufacturer's serial number [***] bearing United States registration No. [***] and two (2) CFM International model CFM56-5B4/3 aircraft engines bearing manufacturer's serial numbers [***].

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Schedule 1
To Lessee Consent
7.    One (1) Airbus model A320-214 aircraft bearing manufacturer's serial number [***] bearing United States registration No. [***] and two (2) CFM International model CFM56-5B4/3 aircraft engines bearing manufacturer's serial numbers [***].

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